SERVICE AGREEMENT

This Service Agreement (the “Agreement”), dates as of the 3rd day of November, 1997, is made by and among Nationwide Financial Services, Inc. (“NFS”) and Van Eck Securities Corporation (the “Distributor”);

WHEREAS, Distributor is the distributor of the shares of each of the investment companies (each a “Fund”) set forth on Exhibit A, which may be amended from time to time; and

WHEREAS, NFS provides administrative services to the owners of certain variable annuity and variable life insurance contracts (the “Contracts”) issued by Nationwide Life Insurance Company or Nationwide Life and Annuity Insurance Company (collectively, “Nationwide”) through certain of Nationwide’s separate accounts (the “Variable Accounts”) set forth on Exhibit B; and

WHEREAS, the Funds will be included as underlying mutual fund options for the Contracts issued by Nationwide through the Variable Accounts pursuant to the Fund Participation Agreement previously entered into by the Distributor, on behalf of the Funds, and Nationwide; and

WHEREAS, the Distributor recognizes substantial savings of administrative expenses as a result of NFS performing certain administrative services (the “Services”) on behalf of the Funds; and

NOW, THEREFORE, the Funds will be available for purchase and sale by Variable Accounts, subject to the following conditions:

1.           NFS agrees to provide Services for the Contract owners of the Variable Accounts who choose the Funds as underlying investment options in the Contracts.  Such Services will include those described on Exhibit C.

2.           NFS shall not bear any of the expenses for the cost of registration of the Funds’ shares, preparation ofthe Fund’s prospectuses, proxy materials, and reports, and the preparation of other related statements and notices required by law, except as otherwise agreed upon by the parties to this Agreement.

3.           In consideration for the Services to be provided by NFS to the Contract owners pursuant to this Agreement, the Distributor will calculate and pay, or cause one of its affiliates to pay, and NFS will be entitled to receive from the Distributor a fee (“Service Fee”) at an annualized rate equal to [X.XX] % of theaverage daily net assets of each Fund held by the Variable Accounts during the period in which they were earned.

4.           If in the good faith opinion of the Distributor or the Funds, based upon an opinion of counsel reasonably acceptable to NFS, it is determined the payments under this Agreement are, will be or may be in contravention or violation of any law, rule, regulation, court decision or order, out-of-court settlement of actual or threatened litigation or enforcement position of any regulatory body having jurisdiction over the Distributor or the Funds or their affiliates (taken together, “Change in Law”), the Service Fee shall be adjusted accordingly to conform to such Change in Law on terms and conditions deemed fair and equitable by the Distributor or the Funds, as the case may be.

5.           The Service Fee will be paid to NFS by electronic funds transfer as soon as practicable, but no later than 30 days after the end of the period in which they were earned.  If the assets held in the Variable Accounts are less than $1 billion as of December 31 of the prior calendar year, the Service Fees for the following year will be paid on a monthly basis.  The Service Fee payment will be accompanied or preceded by a statement showing the calculation of the amounts being paid by the Distributor for the relevant period and such other supporting data as may be reasonably requested by NFS.

6.           The Service Fee shall be paid either by (a) the Distributor or one of its affiliates from general operating funds, or (b) directly by the Funds pursuant to the shareholder service plan adopted by the Board of Directors of the Funds.

7.           The Service Fee shall be calculated as an annualized percentage ([X.XX%]) of the average aggregate amount invested in the Funds under the Contracts issued by the Variable Accounts for the applicable period.  The average aggregate amount shall be computed by totaling the aggregate investment (net asset value multiplied by total number of Fund shares held in the Variable Accounts) on each calendar day during the period and dividing by the total number of calendar days during the period.

8.           The effective date of this Agreement with regard to a Contract will be the later of November 3, 1997, or the launch date of each Contract.

9.           The parties agree that a Service Fee will be paid to NFS according to this Agreement with respect to each Fund as long as shares of such Fund are held by the Variable Accounts except in the event NFS terminates this Agreement, provided that payments will continue for six months after such termination based on shares of the Fund held by the Variable Accounts during that period, or payment is prohibited by a Change in Law.  This provision will survive the termination of this Agreement and the termination of the Distributor’s Fund Participation Agreements with Nationwide.

10.           NFS and Distributor agree that the Service Fees described in the Agreement are for administrative services only and do not constitute payment in any manner for investment advisory services or for the cost of distribution of the Funds or the Contracts.

11.           This Agreement may be terminated by NFS at any time upon written notice to the Distributor and by Distributor upon at least 30 days’ written notice to NFS.  In addition, Distributor may terminate this Agreement immediately upon written notice to NFS (1) if required by any applicable law or regulation, (2) if so required by action of the Board of Directors/Trustees of a Fund, (3) if NFS engages in any material breach of this Agreement or (4) if Nationwide or any other NFS affiliate engages in conduct which would constitute a material breach of this Agreement were Nationwide or the affiliate a party to this Agreement.  This Agreement will terminate immediately and automatically with respect to Funds held in the Variable Accounts upon the termination of the Fund Participation Agreement which governs a Fund’s inclusions as an investment option in the Variable Account and in such event no notice is required under this Agreement.

12.           Each notice required by this Agreement shall be given by wire and confirmed in writing to:

If to NFS:
Nationwide Financial Services, Inc.
One Nationwide Plaza
Columbus, Ohio  43215
Attn: Senior Vice President-Sales-Financial Services

If to Distributor:
Keith Fletcher
Van Eck Securities Corporation
99 Park Avenue
New York, New York 10016

13.           This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Ohio.  This Agreement shall be subject to the provisions of the federal securities statutes, rules and regulations, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

14.           Each of the parties in this Agreement acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements or arrangements with other entities.

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

NATIONWIDE FINANCIAL SERVICES, INC.                                                                                                           VAN ECK SECURITIES CORPORATION

By:           ________________________________                                                                                     By:           ______________________________

Name:                       [Joseph P. Rath]                                                                           Name:                      [Keith A. Fletcher]

Title:                      Vice President/Chief Compliance Officer                                   Title:                      Executive Vice President

EXHIBIT A
TO SERVICE AGREEMENT

Name of Fund

Van Eck Worldwide Insurance Trust – Worldwide Emerging Markets Fund

Van Eck Worldwide Insurance Trust – Worldwide Hard Assets Fund

EXHIBIT B
TO SERVICE AGREEMENT

Name of Variable Account/Contracts

Nationwide Variable Account 9                                        - Best of America – America’s Future Annuity, akaNEA Valuebuilder Future Annuity

- Best of America – America’s Exclusive Annuity II

- Best of American V Annuity, aka NEAValuebuilder Select Annuity

- Best of America – America’s Choice Annuity, aka
Best of America – Vision II Annuity

Nationwide VLI Separate Account 4                                 - Best of America – America’s Future Life Series -Next Generation Flexible Premium Variable
Universal Life Insurance Policies

- Best of America – America’s Future Life Series -
Future Corporate Flexible Premium Variable
Universal Life Insurance Policies

- Best of America – America’s Future Life Series -
Modified Single Premium Variable Life
Insurance Policies

- Best of America – America’s Future Life Series
Last Survivor Flexible Premium VariableUniversal Life Insurance Policies

Nationwide VL Separate Account C                                 - Best of America – America’s Future Life Series –
Next Generation Flexible Premium Variable
Universal Life Insurance Policies

- Best of America – America’s Future Life Series -
Future Corporate Flexible Premium Variable
Universal Life Insurance Policies

- Best of America – America’s Future Life Series -
Modified Single Premium Variable LifeInsurance Polices

EXHIBIT C
TO SERVICE AGREEMENT

Services Provided by NFS

Pursuant to the Agreement, NFS shall perform all administrative and shareholder services with respect to the Contracts, including but not limited to, the following:

1.           Maintaining separate records for each Contract owner, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such Contract owners.  Nationwidewill maintain a single master account with each Fund on behalf of Contract owners and such account shall be in the name of Nationwide (or its nominee) as the record owner of shares owned by Contract owners.

2.           Disbursing or crediting to contract owners all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3.           Preparing and transmitting to Contract owners, as required by law, periodic statements showing the total number of shares owned by Contract owners as of the statement closing date, purchases and redemptions of Fund shares by the Contract owners during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by Contract owners.

4.           Supporting and responding to service inquiries from Contract owners.

5.           Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the Services for Contract owners.

6.           Generating written confirmations and quarterly statements to Contract owners.

7.           Distributing to Contract owners, to the extent required by applicable law, Funds’ prospectuses, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8.           Transmitting purchase and redemption orders to the Funds on behalf of the Contract owners.

9.           Federal and state income tax withholding and reporting.

10.           Providing such other assistance and services as may reasonably be requested by the Funds.

AMENDMENT NO. 1 TO EXHIBIT B
SERVICE AGREEMENT

Name of Variable Account/Contracts

Nationwide Variable Account – 8                                    - Best of America – America’s Vision Plus Annuity

Nationwide Variable Account – 9                                   - Best of America – America’s Future Annuity, aka
              NEA Valuebuilder Future Annuity

- Best of America – America’s Exclusive Annuity II

- Best of America – V Annuity, aka NEA Valuebuilder
              Select Annuity

- Best of America – America’s Choice Annuity, aka
              Best of America – Vision II Annuity

- Best of America – America’s Income Annuity

Nationwide Variable Account – 10                                  - Best of America – InvestCare

Nationwide VLI Separate Account – 4                            - Best of America – America’s Future Life Series – Next   Generation Flexible Premium Variable Universal Life Insurance   Policies

- Best of America – America’s Future Life Series – Future   Corporate Flexible Premium Variable Universal Life Insurance   Policies

- Best of America – America’s Future Life Series – Modified   Single Premium Variable Life Insurance Policies

- Best of America – America’s Future Life Series – Last Survivor
   Flexible Premium Variable Universal Life Insurance Policies

Nationwide VL Separate Account C                                  - Best of America – America’s Future Life Series – Next   Generation Flexible Premium Variable Universal Life Insurance   Policies

- Best of America – America’s Future Life Series – Future   Corporate Flexible Premium Variable Universal Life Insurance   Policies

IN WITNESS WHEREOF, the parties hereto cause this Amendment No. 1 to Exhibit B to be executed as of the date(s) set forth below:

NATIONWIDE FINANCIAL SERVICES, INC.

By:           _____________________________                                                                                                           Date:                      [9/2/99]

Name:                       Joseph P. Rath

Title:                      Chief Compliance Officer

VAN ECK SECURITIES CORPORATION

By:  ________________________________                                                                                                             Date:                      [8-9-99]

Name:                      [Keith A. Fletcher]

Title:                      Executive Vice President

AMENDMENT NO. 2 TO EXHIBIT B
SERVICE AGREEMENT

Name of Variable Account/Contracts

Nationwide Variable Account – 8                                    - Best of America – America’s Vision Plus Annuity

Nationwide Variable Account – 9                                    - Best of America – America’s Future Annuity, aka
              NEA Valuebuilder Future Annuity

- Best of America – America’s Exclusive Annuity II

- Best of America – V Annuity, aka NEA Valuebuilder
              Select Annuity

- Best of America – America’s Choice Annuity, aka
              Best of America – Vision II Annuity

- Best of America – America’s Income Annuity

Nationwide Variable Account – 10                                  - Best of America – InvestCare

Nationwide VLI Separate Account – 4                           - Best of America – America’s Future Life Series – Next   Generation Flexible Premium Variable Universal Life Insurance   Policies

- Best of America – America’s Future Life Series – Future   Corporate Flexible Premium Variable Universal Life Insurance   Policies

- Best of America – America’s Future Life Series – Modified   Single Premium Variable Life Insurance Policies

- Best of America – America’s Future Life Series – Last Survivor
   Flexible Premium Variable Universal Life Insurance Policies

Nationwide VL Separate Account C                                  - Best of America – America’s Future Life Series – Next   Generation Flexible Premium Variable Universal Life Insurance   Policies

- Best of America – America’s Future Life Series – Future   Corporate Flexible Premium Variable Universal Life Insurance   Policies

Nationwide Private Placement                                              - Best of America – Group Flexible Premium Variable Universal
Variable Account                                                                             Life Insurance Policies

IN WITNESS WHEREOF, the parties hereto cause this Amendment No. 2 to Exhibit B to be executed as of the date(s) set forth below:

NATIONWIDE FINANCIAL SERVICES, INC.

By:  ________________________________                                                                                                                                Date:                      [12-29-99]

Name:                       [Joseph P. Rath]

Title:                      Office of Product and
Market Compliance

VAN ECK SECURITIES CORPORATION

By:  ________________________________                                                                                                                                Date:                      [1-3-00]

Name:                      [Keith A. Fletcher]

Title:                      Executive Vice President

AMENDMENT NO. 3 TO EXHIBIT B
SERVICE AGREEMENT
Name of Variable Account/Contracts

Nationwide Variable Account – 8                                  - Best of America – America’s Vision Plus Annuity

Nationwide Variable Account – 9                                   - Best of America – America’s Future Annuity, aka
              NEA Valuebuilder Future Annuity

- Best of America – America’s Exclusive Annuity II

- Best of America – V Annuity, aka NEA Valuebuilder
              Select Annuity

- Best of America – America’s Choice Annuity, aka
              Best of America – Vision II Annuity

- Best of America – America’s Income Annuity

Nationwide Variable Account – 10                                  - Best of America – InvestCare

Nationwide VLI Separate Account – 4                            - Best of America – America’s Future Life Series – Next   Generation Flexible Premium Variable Universal Life Insurance   Policies

- Best of America – America’s Future Life Series – Future   Corporate Flexible Premium Variable Universal Life Insurance   Policies

- Best of America – America’s Future Life Series – Modified   Single Premium Variable Life Insurance Policies

- Best of America – America’s Future Life Series – Last Survivor
   Flexible Premium Variable Universal Life Insurance Policies

Nationwide VL Separate Account C                                  - Best of America – America’s Future Life Series – Next   Generation Flexible Premium Variable Universal Life Insurance   Policies

- Best of America – America’s Future Life Series – Future   Corporate Flexible Premium Variable Universal Life Insurance   Policies

Nationwide Private Placement                                             - Best of America – Group Flexible Premium Variable Universal
Variable Account                                                                              Life Insurance Policies

Nationwide Qualified Plans Variable                                    - Nationwide Qualified Plans Variable Annuity
Account

IN WITNESS WHEREOF, the parties hereto cause this Amendment No. 3 to Exhibit B to be executed as of the date(s) set forth below:

NATIONWIDE FINANCIAL SERVICES, INC.

By:  ________________________________                                                                                                                                Date:                      [8-29-00]

Name:                      [William G. Goslee]

Title:                      Vice President
Investment Management Relationships

VAN ECK SECURITIES CORPORATION

By:  ________________________________                                                                                                                                Date:                      [Sept 6-2000]

Name:                      ______________________________

Title:                      Vice President